EX-10.15 4 rcat1025forms1exh10_15.htm First Amendment dated October 29, 2020 to Share Purchase Agreement dated September 30, 2020 among the Company, Fat Shark Holdings, Ltd., Fat Shark Tech, Ltd., Fat Shark Technology SEZC, Greg French and FS Acquisition Corp.

Exhibit 10.15

FIRST AMENDMENT TO SHARE PURCHASE AGREEMENT

THIS FIRST AMENDMENT (“Amendment”) to the Share Purchase Agreement (“Agreement”) dated as of September 30, 2020, by and among Fat Shark Holdings, LTD., a Cayman Islands Exempted Company (“Holdings” or the “Company”), Fat Shark Tech. LTD., a Cayman Islands Exempted Company (“Trading”), and Fat Shark Technology SEZC, a Cayman Island Special Economic Zone Company (“Tech”), and together with Holdings and Trading, the “Companies”), Greg French, the sole shareholder of Holdings (“Seller”), and Red Cat Holdings, Inc., a Nevada corporation (“Parent”), and FS Acquisition, Corp., a Nevada corporation and wholly-owned subsidiary of Parent (the “Buyer”) is entered into as of October 29, 2020.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

AMENDMENTS

1.	The preamble to the Agreement is deleted in its entirety and replaced with the following:

This Share Purchase Agreement (“Agreement”) is entered into as of September 30, 2020 by and among Fat Shark Holdings, LTD., a Cayman Islands Exempted Company (“Holdings” or the “Company”), Fat Shark Tech. LTD., a Cayman Islands Exempted Company (“Trading”), and Fat Shark Technology SEZC, a Cayman Island Special Economic Zone Company (“Tech”), and together with Holdings and Trading, the “Companies”), Greg French, the sole shareholder of Holdings (“Seller”), Red Cat Holdings, Inc., a Nevada corporation (“Parent”), and FS Acquisition, Corp., a Nevada corporation and wholly-owned subsidiary of Parent (the “Buyer”).

2.	Section 8.9 of the Agreement is deleted in its entirety and replaced with the following:

Delivery of Un-Audited Financial Statements; Closing Trial Balance. On or prior to the Closing Date, unless waived by the Parties, the Companies shall have prepared and delivered to Parent US GAAP financial statements (unaudited) for the Companies (the “Unaudited Closing Financial Statements”). Delivery of Audited Financial Statements; Closing Trial Balance. On or prior to the 30th day following the Closing Date, unless waived by the Parties, the Companies shall have prepared and delivered to Parent US GAAP audited financial statements for the Companies prepared by a PCAOB (Public Company Accounting Oversight Board) firm in such form and for such periods as is required to be filed in a Current Report on Form 8-K by Parent to be filed with the SEC following Closing (the “Audited Financial Statements”).

3.	Section 9.1(i) of the Agreement is deleted in its entirety and replaced with the following:

Delivery of Unaudited Closing Financial Statements; Closing Trial Balance. The Sellers shall have delivered the Unaudited Closing Financial Statements and the Closing Trial Balance, which shall not reflect any debt.

ARTICLE II
MISCELLANEOUS PROVISIONS

The following provisions shall survive the termination of this Amendment and the Agreements:

Section 2.1 Confirmation. Except as modified herein, all terms and provisions of the Agreement (including the exhibits and schedules thereto) are unchanged and remain in full force and effect.

Section 2.2 Entire Agreement. This Amendment and the Agreement (as amended hereby) constitute the entire agreement between the Parties with respect to the subject matter of this Amendment and the Agreement and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of hereof.

Section 2.3 Amendments and Waivers. No amendment of any provision of this Amendment shall be valid unless the same shall be in writing and signed by each Party. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Amendment, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Amendment, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

Section 2.4 Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures received as a “.pdf” attachment to electronic mail shall be treated as original signatures for all purposes of this Amendment. This Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other Parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Amendment shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 2.5 Governing Law. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Amendment shall be adjudicated only before a federal court located in the State of Delaware and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of Delaware, New Castle County with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Amendment, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

[Signatures follow on next page]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date and year first above written.

Buyer: FS ACQUISITION CORP. By: Name: Jeffrey Thompson Title: Chief Executive Officer Address: PARENT: RED CAT HOLDINGS, INC. By: Name: Jeffrey Thompson Title: Chief Executive Officer Address:

Companies:

FAT SHARK HOLDINGS, LTD.

By:

Name: Allan Evans

Title: Chief Executive Officer

Address:

FAT SHARK Trading LTD.

By:

Name: Allan Evans

Title: Chief Executive Officer

Address:

FAT SHARK TECHNOLOGY SEZC, LTD

By:

Name: Allan Evans

Title: Chief Executive Officer

Address:

Seller:

GREG FRENCH, individually

_______________________________